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                                                                  Exhibit 99(ee)

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Greenbelt Division)

In re:                                      *

CRIIMI MAE INC., et al.,                    *

                                            Bankruptcy No. 98-2-3115-DK
                                            *        (Chapter 11)
                  Debtors.                     (Jointly Administered)

                                            *

*        *        *        *        *       *       *        *       *        *

CRIIMI MAE INC.,                    *

           Plaintiff,                       *   Adversary Proceeding No.
                                                      98-1565-DK

v.                                          *

MORGAN STANLEY & CO.                        *
INTERNATIONAL LIMITED,

                                            *
            Defendant.

                                            *

*       *        *       *        *        *        *        *       *        *

                             STIPULATION AND CONSENT
                      ORDER REGARDING ADVERSARY PROCEEDING

                  Upon the consent of CRIIMI MAE Inc. (the "Debtor" or "CMI"), Morgan Stanley & Co. International Limited ("MSIL"), the Official Committee of Equity Security Holders (the "Equity Committee") and First Union National Bank ("First Union") to the relief set forth in this Stipulation and Order and upon the stipulation by the Debtor, MSIL, the Equity Committee and First Union, the Court finds that:

A. Proper notice hereof has been given to the United States Trustee, to the Equity Committee and the Official Committee of Unsecured Creditors of CMI (the "Unsecured Committee") and to other necessary parties pursuant to Fed.
     R. Bankr. R. 2002.

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B.   As of the date the Debtor filed its petition for relief herein, October 5,
     1998, the Debtor and MSIL were parties to a Master Repurchase Agreement dated May 8, 1998 (the "Repurchase Agreement").

C. On October 20, 1998, CMI filed this Adversary Proceeding against MSIL (the "Adversary Proceeding"). The complaint in the Adversary Proceeding alleges, INTER ALIA, that MSIL violated the automatic stay and sought, INTER ALIA, turnover of the following mortgage-backed securities:

     (i) certain CRIIMI MAE Commercial Mortgage Trust, Series 1998-C1, Class B and C Certificates (collectively, the "BBB Bonds"); and

     (ii) certain Morgan Stanley Capital I Inc., Series 1998-WF2, Class F, G, H, J, K, L and M Certificates (collectively, the "Wells Fargo Bonds").

          The Wells Fargo Bonds together with the Unrated Bond (as defined in Paragraph 9 below), are collectively referred to herein as the "Bonds."

     D. Pursuant to that certain Stipulation and Consent Order Regarding Adversary Proceeding entered by this Court on January 26, 1999, the BBB Bonds were sold as contemplated thereby and all claims relating to the BBB Bonds were released.

     E. MSIL denies the substantive allegations of the complaint, and contends that it is the rightful owner of the Bonds pursuant to the terms of the Repurchase Agreement and provisions of the Bankruptcy Code, and that it is entitled to all distributions on the Bonds.

     F. The intent and purpose of this Stipulation and Order is to resolve the Adversary Proceeding and to provide for the disposition of the Bonds pursuant to and in accordance with the terms and conditions of this Stipulation and Order.

     G. CMI believes that the settlement reflected herein is in the best interests of the Debtor and its estate and is justified under Rule 9019 of the Federal Rules of Bankruptcy Procedure.

          NOW, THEREFORE, it is hereby ORDERED that:

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     1.   EFFECTIVE DATE. The terms of this Stipulation and Order shall be effective, and the parties shall be authorized to act in accordance herewith, from and after the earlier of (a) the date that this Stipulation and Order shall have become final and nonappealable and
          (b) the date that MSIL, in its sole discretion, shall have waived the requirement that this Stipulation and Order has become final and nonappealable (the date on which this Stipulation and Order becomes effective being referred to herein as the "Effective Date").

     2. THE TRANSACTION. Not later than three business days after the Effective Date (the "Transaction Period"), MSIL shall confirm its ownership interest in (in the Debtor's view, purchase) the Wells Fargo Bonds and shall purchase the Unrated Bond (such confirmation and purchase being referred to as the "Transaction" hereunder) by the application, in accordance with paragraph 3 below, of the Agreed Proceeds of the Transaction (as defined in Exhibit A hereto). The Court hereby finds that the Transaction is authorized under Section 363(b) of the Bankruptcy Code and is entered into by MSIL in "good faith" within the meaning of Section 363(m) of the Bankruptcy Code.

     3. CONSUMMATION OF TRANSACTION. The Transaction shall be effectuated by MSIL tendering to CMI and First Union written notice (the "Transaction Notice"), which notice shall be irrevocable once given and shall be transmitted by facsimile, that the Transaction shall be consummated for the Agreed Proceeds (the exact amount of which shall be specified in the Transaction Notice) on the next succeeding business day (such next day, the "Transaction Date"). The Transaction shall be effective as of the Transaction Date and MSIL shall, as of such date, have sole and exclusive right, title and interest in and to the Bonds free and clear of any and all

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          claims, interests, liens and encumbrances, whether asserted by CMI or any other party. Upon consummation of the Transaction, CMI and First Union shall take such steps as may be reasonably necessary and shall provide MSIL with such documents as it may reasonably request to fully effectuate the Transaction as contemplated hereby.

          (b) On the Transaction Date, the Agreed Proceeds shall be allocated by MSIL as follows:

               (i) until the MSIL Amount (as hereinafter defined) is reduced to zero, all Agreed Proceeds shall be retained by MSIL and applied to reduce the MSIL Amount), and

               (ii) after the MSIL Amount has been reduced to zero, all further
                    Agreed Proceeds shall be remitted by MSIL to CMI.

          (c)  For purposes of this Stipulation, "MSIL Amount" at any time means

               (i) $37,980,364 (the "January 1 Base Amount") which is the agreed amount of the MSIL claim as of January 1, 2000 (including interest on MSIL's claim under the Repurchase Agreement from October 7, 1998 through January 1, 2000 at the pricing rate of interest (which is a non-default rate) calculated on a 360-day-per-year basis for the actual number of days in accordance with the Repurchase Agreement (the "Pricing Rate") and less the amount of the distributions received by MSIL (which amounts were credited monthly) between October 7, 1998 and December 31, 1999 in respect of the Bonds), plus

               (ii) interest for each day after January 1, 2000 at the Pricing
                    Rate on the January 1 Base Amount, minus

               (iii) the aggregate amount of all distributions in respect of the
                    Bonds received by MSIL after January 1, 2000 and prior to the date of the Transaction.


     4. HEDGE PROFITS OR LOSSES. To the extent either of CMI or MSIL has, from time to time, entered into interest rate or other hedge agreements with third parties with

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          respect to the Bonds, each of CMI and MSIL shall be responsible for all losses, and shall have the right to retain any profits, arising out of any such agreements to which they are party.

     5. SUSPENSION OF LITIGATION. MSIL's time to respond to the complaint filed in this Adversary Proceeding shall be extended until 10 business days after termination of the Transaction Period. While this Stipulation remains in effect, no party will take any action in this Adversary Proceeding with respect to the Wells Fargo Bonds.

     6. DISMISSAL AND RELEASES. On and as of the date MSIL consummates the Transaction, (i) CMI and MSIL (and their respective predecessors, successors, affiliates, agents, officers, directors and employees) shall be deemed irrevocably released from any and all claims that were, or could have been, asserted in the Adversary Proceeding or otherwise in connection with the Bonds and (ii) the Adversary Proceeding shall be deemed dismissed with prejudice. CMI shall, within five business days after the date of the Transaction, file a pleading and take such steps as are necessary formally to dismiss this Adversary Proceeding with prejudice.

     7. OTHER TERMINATION EVENTS. The parties hereto acknowledge the MSIL (or its designees) is currently conducting due diligence in connection with the Bonds and therefore agree that, at any time prior to the date that is 21 days after the date the Stipulation and Order is filed with the Bankruptcy Court (having been signed by all of the parties hereto), MSIL may, in its sole discretion, elect to terminate this Stipulation and Order by delivering written notice of such termination to CMI, whereupon (a) this Stipulation and Order shall terminate and be void and of no further force and effect and (b) CMI will promptly notify the Bankruptcy Court

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          that, in light of such termination, the hearing will not be proceeding. Moreover, if (x) a hearing on this Stipulation and Order shall not have been held on or before the thirtieth day after it is executed by MSIL or (y) the Effective Date shall not have occurred within 10 business days after the date that the Bankruptcy Court "So Orders" this Stipulation and Order, MSIL may, at any time thereafter and in its sole discretion, elect to terminate this Stipulation and Order by delivering a written notice of such termination to CMI, whereupon this Stipulation and Order shall terminate and be void and of no further force and effect.

     8. EFFECT OF TERMINATION. In the event this Stipulation and Order is terminated, each party shall be deemed to have reverted NUNC PRO TUNC to its respective status as of the date and time immediately prior to the execution of this Stipulation, and CMI and MSIL shall be entitled to proceed in all respects as if this Stipulation and Order had not been executed and without prejudice in any way as a result of the negotiation or terms of this Stipulation and Order (none of which shall be admissible in any subsequent legal proceeding).

     9. UNRATED BOND. First Union holds that certain unrated bond known as the Morgan Stanley 1998 WF2, Class N Bond (the "Unrated Bond") in a custodial account and asserts a security interest in such Unrated Bond. CMI, the Unsecured Committee and the Equity Committee strongly dispute the asserted security interest of First Union. By becoming a party hereto, First Union consents to the Transaction. First Union shall deliver the Unrated Bond to MSIL on the Transaction Date, and, upon consummation of the Transaction, MSIL shall have sole and exclusive right, title and interest in and to the Unrated Bond, free and clear of any liens, claims or encumbrances of any kind and First Union shall neither have nor assert any claims

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          of any kind against MSIL arising out of the Transaction. As consideration for the release by First Union of any and all claims, if any, to the Unrated Bond (which release is acknowledged by First Union's signature affixed hereto), CMI (x) shall deposit $1.66 million on the date First Union tenders the Unrated Bond to MSIL in a segregated, interesting-bearing account or other investment of funds acceptable to CMI, First Union, the Unsecured Committee and the Equity Committee (the "Account") pending resolution of First Union's claim and (y) acknowledges that First Union's lien claim with respect to the Unrated Bond shall, pending further order of the Bankruptcy Court, attach to the funds in the Account to the same extent, if any, and with the same validity, if any, such claim had with respect to the Unrated Bond.

     10. JURISDICTION OF BANKRUPTCY COURT. MSIL reserves its rights to contest jurisdiction and any other matter arising in the Bankruptcy Court and CMI reserves all of its rights with respect thereto.

     11. BINDING EFFECT. The terms and provisions of this Stipulation and Order shall be binding on all parties in interest, the signatories hereto and on any trustee appointed in this case or in any chapter 7 case to which this chapter 11 case may be converted.

     12. CORE PROCEEDING. This Stipulation and Order is a "core" proceeding within the meaning of 28 U.S.C.157. This Stipulation and Order is a final order of the Bankruptcy Court and is immediately valid, effective and appealable.

     13. CONSTRUCTION. The captions in this Stipulation and Order are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

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          Let the Clerk forward copies of this Stipulation and Order to counsel whose names and addresses appear below.

                           SO ORDERED this _________day of ____________, 2000.






                                  ----------------------------
                                  DUNCAN W. KEIR
                                  United Stated Bankruptcy Judge








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CONSENTED AND AGREE TO:

------------------------                        ----------------------
Richard E. Wasserman, Esquire                   Stanley J. Reed, Esquire
(Federal Bar No. 02784)                         (Federal Bar No. 00315)
Gregory A. Cross, Esquire                       Lauri Cleary, Esquire
(Federal Bar No. 04571-G)                       (Federal Bar No. 06599)
Venable, Baetjer and Howard, LLP                Tamara A. Stoner, Esquire
1800 Mercantile Bank & Trust Building           (Federal Bar No. 08014)
2 Hopkins Plaza                                 3 Bethesda Metro Center
Baltimore, Maryland 21201                       Suite 380
(410) 244-7400                                  Bethesda, Maryland 20814
                                                (301) 986-1300


Co-Counsel for CRIIMI MAE Inc.                  Of Counsel:
                                                Thomas P. Ogden, Esquire
                                                Anne Betsy Howe, Esquire
                                                Barbara D. Diggs, Esquire
                                                Davis Polk & Wardwell
                                                450 Lexington Avenue
                                                New York, New York 10017
                                                (212) 450-4000

                                                Counsel for Defendant
                                                Morgan Stanley & Co.
                                                International Limited




----------------------------
Michael St. Patrick Baxter, Esquire
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20044
Counsel for Official Committee of Equity
Security Holders







----------------------------
John F. Horstmann, Esquire
Duane, Morris & Heckscher
1 Liberty Place
Philadelphia, Pennsylvania 19103
Counsel for First Union National Bank

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Richard L. Wasserman, Esquire
Venable, Baetjer and Howard, LLP
1800 Mercantile Bank & Trust Building
2 Hopkins Plaza
Baltimore, Maryland 21201

Thomas P. Odgen, Esquire
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017

Stanley J. Reed, Esquire
3 Bethesda Metro Center, Suite 380
Bethesda, Maryland 20814

Daniel M. Lewis, Esquire
Arnold and Porter
555 Twelfth Street, N.W.
Washington, D.C. 20004

Michael St. Patrick Baxter, Esquire
Covington and Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20044

Clifford J. White, III, Esquire
Assistant U.S. Trustee
Office of U.S. Trustee
6305 Ivy Lane, Suite 600
Greenbelt, Maryland 20770

Stanley J. Samorajczyk, Esquire
Akin, Gump, Strauss, Hauer & Feld, LLP
Suite 400
1333 New Hampshire Avenue, N.W.
Washington D.C. 20036

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                                    EXHIBIT A

          For purposes of the calculation of Agreed Proceeds, the "Published Spread Report" shall mean the most recently published Morgan Stanley Dean Witter Fixed Income Research Strategy Report entitled "CMBS" as of the date MSIL tenders the Transaction Notice.

          The Agreed Proceeds shall be $45,979,219 (a) minus $25,000 for each basis point by which the"spread" listed for 10-year fixed rate BB CMBS conduit bonds in the Published Spread Report exceeds 525, (b) minus $8,145 for each basis point by which the "spread" listed for 10-year fixed rate B CMBS conduit bonds in the Published Spread Report exceeds 815, (c) plus $25,040 for each basis point by which 525 exceeds the "spread" listed for 10-year fixed rate BB CMBS conduit bonds in the Published Spread Report, (d) plus $8,145 for each basis point by which 815 exceeds the "spread" listed for 10-year fixed rate B CMBS conduit bonds in the Published Spread Report.









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